SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                                 FORM 8-K

                              CURRENT REPORT
                      Pursuant to Section 13 or 15(d)
                  of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    January 10, 1995


                          SEALED AIR CORPORATION
          (Exact name of registrant as specified in its charter)


State or other jurisdiction of incorporation: Delaware
Commission File Number 1-7834
I.R.S. Employer Identification Number 22-1682767
Address of principal executive offices: Park 80 East
                                        Saddle Brook, New Jersey
                                        07663-5291

Registrant's telephone number, including area code: (201) 791-7600

Former name or former address, if changed since last report: Not applicable

Item 2.  Acquisition or Disposition of Assets.

          On January 10, 1995, Sealed Air Corporation ("Sealed Air") acquired Trigon Industries Limited, a privately owned New Zealand corporation ("Trigon"), pursuant to a Share Purchase Agreement dated as of January 10, 1995 (the "Share Purchase Agreement") among Sealed Air, Trigon, Sealed Air Holdings (NZ) Limited, a wholly owned New Zealand subsidiary of Sealed Air ("Holdings"), and James William Ferguson Foreman and Diane Shirley Foreman (the "Trigon Shareholders") and certain related transactions, in exchange for 882,930 newly-issued shares (the "Sealed Air Shares") of Sealed Air's common stock, par value $0.01 per share ("Sealed Air Common Stock"), which Sealed Air Shares were issued pursuant to an exemption from registration under the Securities Act of 1933, as amended (the "Securities Act"), and $25,496,000 in cash. The cash portion of the purchase price was paid by borrowings by Sealed Air and certain of its subsidiaries under available lines of credit, including primarily borrowings under the Credit Agreement dated as of June 8, 1994, as amended, among Sealed Air, certain of its subsidiaries, Bankers Trust Company, as agent, and various financial institutions. The acquisition price was determined based upon Sealed Air's investigation and evaluation of the business of Trigon and arms'-length negotiations, and the number of shares of Sealed Air Common Stock issued in the acquisition was determined based upon a formula set forth in the Share Purchase Agreement.

          Sealed Air has agreed with the Trigon Shareholders to register the Sealed Air Shares for resale under the Securities Act as promptly as such registration may be effected and to use reasonable commercial efforts to keep such registration effective until January 10, 1998. At the election of the Trigon Shareholders, within 30 days after such registration becomes effective, they may cause all or any portion of the Sealed Air
Shares to be deposited with a mutually acceptable brokerage firm or other financial institution. With respect to all sales of the Sealed Air Shares so deposited and sold within the subsequent 90 days (or reasonable extensions thereof), if the aggregate amount realized (net of all reasonable costs and expenses) upon the sale of such Sealed Air Shares is less than the aggregate value of such shares based upon their Average Closing Market Price (approximately $35.70 (U.S.) per share) expressed in New Zealand Dollars determined at the time of their issuance pursuant to the Share Purchase Agreement, then Sealed Air and Holdings are obligated to pay the Trigon Shareholders cash in New Zealand Dollars in an amount equal to the amount of such deficiency. However, if such aggregate amount realized (net of all reasonable costs and expenses) upon the sale of such Sealed Air Shares exceeds such aggregate value at the time of their issuance, Holdings is entitled to receive the amount of such excess from the Trigon Shareholders. Pursuant to the Share Purchase Agreement, Sealed Air and Holdings are obligated, against tender of the Sealed Air Shares to or upon the instructions of Sealed Air, to pay the Trigon Shareholders an amount in cash in New Zealand Dollars equal to the value of the Sealed Air Shares based upon the Average Closing Market Price at the time of their issuance if the registration of the Sealed Air Shares does not become effective within 90 days after January 10, 1995 for any reason other than the fault of the Trigon Shareholders or their representatives.

          Trigon is engaged primarily in the manufacture and sale of flexible packaging materials sold primarily for food packaging, durable envelope products for the banking, security and courier industries, and specialty adhesive products in Australasia, Europe and the United States. Trigon employs approximately 730 people in six manufacturing facilities in New

Zealand, England and the United States and in administrative, research and sales offices in Australia and Germany. Sealed Air intends to combine Trigon's business with Sealed Air's other protective and specialty packaging businesses.

          Sealed Air believes that the acquisition of Trigon will enable Sealed Air to expand its protective and specialty packaging product lines and the geographical scope of its operations and will give Sealed Air access to additional manufacturing technology and research and development capabilities.

Item 5.  Other Events.

          Unaudited consolidated condensed balance sheets as of December 31, 1994 and 1993 and the related unaudited consolidated condensed statements of earnings for each of the years in the two-year period ended December 31, 1994 for Sealed Air are being filed herewith as part of Item 7. Certain of such financial information was included in Sealed Air's press release dated January 19, 1995 reporting its operating results for 1994.

Item 7.  Financial Statements and Exhibits.

          (a)  Financial Statements of Businesses Acquired.

          The financial statements and financial information of Trigon filed herewith are listed in the Index to Financial
Statements and Pro Forma Financial Information beginning on page
F-1.

          (b)  Unaudited Financial Information of Sealed Air.

          The unaudited consolidated condensed balance sheets and the related unaudited consolidated condensed statements of earnings of Sealed Air filed herewith are listed in the Index to Financial Statements and Pro Forma Financial Information beginning on page F-1.

          (c)  Pro Forma Financial Information.

          The pro forma financial information filed herewith is listed in the Index to Financial Statements and Pro Forma
Financial Information beginning on page F-1.

          (d)  Exhibits.

Exhibit Number                          Description

    2 Share Purchase Agreement dated as of January 10, 1995 among Sealed Air Corporation, Trigon Industries Limited, Sealed Air Holdings (NZ) Limited, a wholly owned New Zealand subsidiary of Sealed Air, James William Ferguson Foreman and Diane Shirley Foreman.

    4.1 Consent to Credit Agreement among Sealed Air, certain of its subsidiaries, various financial institutions and Bankers Trust
                    Company, as agent, dated as of December 7, 1994.

    4.2 Amendment No. 1 to Credit Agreement among Sealed Air, certain of its subsidiaries, various financial institutions and Bankers Trust Company, as agent, dated as of January 3, 1995.

   24 Consent of Ernst & Young to the incorporation by reference into Sealed Air's Registration Statements on Form S-3, File No. 33-53751, File No. 33-55739, File No. 33-66716 and File No. 33-68614, and Registration Statement on Form S-8, File No. 33-41734, of their report on page F-19 of this Current Report on Form 8-K.

                                Signatures

          Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              SEALED AIR CORPORATION
                                   (Registrant)



                              By   WILLIAM V. HICKEY
                                   William V. Hickey
                                   Executive Vice President


Date:  January 24, 1995

INDEX TO FINANCIAL STATEMENTS AND
PRO FORMA FINANCIAL INFORMATION



                                                                         Page
                                                                        Number

A.  Consolidated Financial Statements of Trigon Industries
      Limited

        Consolidated Income Statement for the year to
          June 30, 1994                                                   F-2

        Consolidated Balance Sheet as at June 30, 1994                    F-3

        Notes to the accounts                                             F-4

        Consolidated Statement of Cash Flows for the year
          ended June 30, 1994                                             F-18

        Report of Independent Chartered Accountants dated
          August 26, 1994 (December 21, 1994 as to certain
            information in notes 16, 23 and 24)                           F-19

B.  Unaudited Interim Financial Information of Trigon
      Industries Limited

        Consolidated Income Statements for the quarters ended
          September 30, 1994 and 1993                                     F-20

        Consolidated Balance Sheet as of September 30, 1994               F-21

        Notes to unaudited interim consolidated financial information     F-22

C.  Unaudited Financial Information of Sealed Air Corporation
      (certain information previously presented in the Company's press release made public on January 19, 1995)

        Unaudited Consolidated Condensed Statement of Earnings
          for the years ended December 31, 1994 and 1993                  F-23

        Unaudited Consolidated Condensed Balance Sheet,
          December 31, 1994 and 1993                                      F-24

        Notes to unaudited consolidated condensed financial information   F-25

D.  Unaudited Pro Forma Condensed Consolidating Financial Information

        Unaudited Pro Forma Condensed Consolidating Statement of
          Earnings for the year ended December 31, 1994                   F-26

        Unaudited Pro Forma Condensed Consolidating Balance Sheet,
          December 31, 1994                                               F-27

        Notes to Unaudited Pro Forma Condensed Consolidating Financial
          Information                                                     F-29

F-1



                                      FINANCIAL STATEMENTS                 1
TRIGON INDUSTRIES LIMITED CONSOLIDATED INCOME STATEMENT

  For the Year to 30 June 1994                                     Notes         1994       1993
                                                                                 $000       $000

  SALES REVENUE                                                       16      123,293    118,136


  OPERATING EARNINGS                                                   2        9,702      9,021


  Income Taxes (Payable) Credit                                        3       (3,694)    (3,552)

  NET PROFIT After Tax and
  Available For Appropriation                                                   6,008      5,469


  Share of Associated Company Results                                  4            0         47

  Minority Interests                                                              (89)       (70)

  RETAINED EARNINGS Brought Forward                                            14,362     10,684

  Transfer from Reserves                                                          230         32

  Dividends Declared                                                  13       (2,000)    (1,800)

  RETAINED EARNINGS Carried Forward                                            18,511     14,362




  This statement is to be read in conjunction with the Notes on pages 3 to 16

F-2


                                      FINANCIAL STATEMENTS                                     2


  TRIGON INDUSTRIES LIMITED CONSOLIDATED BALANCE SHEET

  As At 30 June 1994
                                                                    Notes         1994       1993
                                                                                  $000       $000
  SHAREHOLDERS FUNDS

  Share Capital                                                        5        5,000      5,000
  Reserves                                                             6       10,311     12,288
  Retained Earnings                                                            18,511     14,362

  Total Shareholders Funds                                                     33,822     31,650

  Minority Interests                                                              232        170
  TOTAL CAPITAL FUNDS EMPLOYED                                                 34,054     31,820

  LIABILITIES

  Bank Overdraft                                                      11        1,650      3,434
  Accounts Payable                                                             14,292     12,201
  Current Portion Term Liabilities                                    12        1,562      1,052
  Provision For Tax                                                                94        720
  Provision For Dividend                                              13        1,250      1,100

  Total Current Liabilities                                                    18,848     18,507

  Provision For Deferred Tax                                                      522        149
  Term Liabilities And Provisions                                     12       26,277     22,759

  TOTAL LIABILITIES                                                            45,647     41,415

                                                                               79,701     73,235

  ASSETS

  Liquid Funds                                                                      0          0
  Accounts Receivable                                                  9       21,654     22,368
  Inventories                                                         10       14,490     15,279

  Total Current Assets                                                         36,144     37,647

  Fixed Assets                                                         7       43,515     35,535
  Investments                                                          8           42         53

  TOTAL ASSETS                                                                 79,701     73,235



  Equity Ratio                                                                   42.7%      43.5%
  Equity Ratio Excluding Atlanta                                                 45.7%





  Director c\J. W. F. Foreman                 Director c\Reno Wijnstok

  This statement is to be read in conjunction with the Notes on pages 3 to 16

F-3





                            NOTES TO THE ACCOUNTS                3


1)  STATEMENT OF ACCOUNTING POLICIES

      General Accounting Policies

The general accounting principles recognised as appropriate for the measurement and reporting of earnings and financial position on an historical cost basis are followed by the Group, with the exception that certain fixed assets have been revalued. Accrual accounting is used to match revenue and expenses. Reliance is placed upon the fact that the Group is a going concern.

Particular Accounting Policies

The following particular accounting policies which materially affect the measurement of profit and the financial position have been applied:


PRINCIPLES OF CONSOLIDATION

The Consolidated Financial Statements include the holding company and all its subsidiaries accounted for using the purchase method.
All significant intercompany transactions are eliminated on consolidation.

ASSOCIATE COMPANIES

These are companies in which the Trigon Industries Limited Group has shareholdings of between twenty and fifty per cent or less.
The accounts of associate companies have been reflected in the consolidated accounts on an equity accounting basis which shows the Group's share of profits in the consolidated income statement, and its share of post acquisition increases or decreases in net assets, in the consolidated balance sheet.


INVENTORY VALUATION

Inventory is valued at the lower of cost and net realisable value. For raw materials, cost is determined on a weighted average basis, and for work in progress and manufactured inventory, cost includes materials and direct labour, plus an appropriate proportion of manufacturing overhead.

ACCOUNTS RECEIVABLE

Accounts Receivable are included at expected realisable values based upon experience and information available at balance date.

INCOME TAX

The income tax expense charged to the consolidated income statement includes both the current year expense and the income tax effects of timing differences calculated using the liability method.

Tax effect accounting is applied on a comprehensive basis to all timing differences. A debit balance in the deferred tax account, arising from timing differences or income tax benefits from income tax losses, is recognised only if there is virtual certainty of realisation.

F-4

                        NOTES TO THE ACCOUNTS                 4



FIXED ASSETS AND DEPRECIATION

Fixed Assets are stated at cost or at a valuation determined by independent registered valuers in accordance with professional valuation standards in each country of operation.

Fixed Assets are depreciated on a straight line basis over their anticipated useful lives. For major classes of Fixed Assets, the expected useful lives are:

              Buildings                   40 -100 years
              Plant and Machinery         10-25 years
              Vehicles                    3-5 years
              Furniture and Fittings      5-10 years

LEASING

Group subsidiaries lease certain plant and equipment and land and buildings.

Finance leases, which effectively transfer to the entity substantially all of the risks and benefits incidental to ownership of the leased item, are capitalised at the present value of the minimum lease payments. The leased assets and corresponding liabilities are disclosed and the leased assets are depreciated over the period the entity is expected to benefit from their use.

Operating lease payments, where the lessors effectively retain substantially all the risks and benefits of ownership of the leased items, are included in the determination of the operating earnings in equal instalments over the lease term.

FINANCIAL INSTRUMENTS

On balance sheet financial instruments are generally recorded at fair market value.

The company is party to financial instruments with off balance sheet risk to reduce exposure to fluctuations in foreign currency exchange and interest rates. These include foreign exchange forward contracts and option contracts. Any gains or losses arising from valuing these contracts at the appropriate rates at balance date are recorded for financial purposes according to the type of transaction hedged.

FOREIGN CURRENCIES

Transactions in foreign currencies are converted at the New Zealand rate of exchange ruling at the date of the transaction. Monetary assets and liabilities denominated in foreign currencies and the financial statements of independent foreign subsidiaries have been translated at rates ruling at balance date or at forward rates where applicable.

Exchange gains and losses are recognised in the Income Statement except for exchange differences arising from the translation of the net investment in independent foreign subsidiaries which are taken directly to the Foreign Currency Translation Reserve.

CHANGES TO ACCOUNTING POLICIES

There have been no changes in accounting policies during the year ended 30 June 1994. All policies have been applied on bases consistent with those used in previous years.


F-5



                                      NOTES TO THE ACCOUNTS                           5

                                                                         1994      1993
                                                                         $000      $000
2)  OPERATING EARNINGS

      In arriving at Operating Earnings from
      Continuing Operations, the following items
      have been included.
      Earnings from Trading                                            20,832    17,609

      Less :    Audit Fees                                               (202)     (200)
                Depreciation                                           (5,134)   (4,659)
                Directors Fees                                           (133)      (54)
                Interest - Loans                                       (1,740)   (1,831)
                Interest - Other                                       (1,484)     (346)
                Interest - re Lease of Fixed Assets                      (357)     (253)
                Operating Leases                                       (2,080)   (1,245)

      Operating Earnings from Continuing Operations                     9,702     9,021


3)  PROVISION FOR INCOME TAX

      Prima facie taxation (on Earnings from Continuing
         Operations less Abnormal Items)                                3,259     3,025

      Permanent Adjustments                                               490       614
      Adjustment for available Tax Losses brought forward                 (55)      (87)
      Adjustment for Dividends Received                                     0         0

      Income Tax expense (credit)                                       3,694     3,552


      The taxation charge is represented by:

      Current Taxation                                                  3,321     3,069
      Deferred Taxation                                                   373       483
                                                                        3,694     3,552

Prima facie income tax has been arrived at using tax rates applicable in the country of operation.
NZ 33 % (1993 33 %), Aust 33 % (1993 39 %), UK 33 % (1993 35 %), US 35 % (1993 35 %),
Germany 35 % (1993 35 %).
There are no material income tax losses to carry forward.

F-6



                                                                        1994      1993
                                                                        $000      $000
4)  ASSOCIATED COMPANIES

The share of Profits of Associated Companies represents the results of the Groups interests as follows:

50% of Flexipak Private Ltd - Singapore
                Pre Tax                                                     0        75
                Tax                                                         0       (26)
                Post Tax                                                    0        49

The 50% shareholding in Flexipak Private Ltd was sold at 31 December 1992 for the net asset value

16% of PSE - France (1993 25%)
                Pre Tax                                                     0        (2)
                Tax                                                         0         0
                Post Tax                                                    0        (2)

      Total Post Tax                                                        0        47


TIL's ownership in PSE was diluted during 1994 by way of a capital injection from other shareholders.
Trigon did not participate in the capital injection.
As a result of this reduction PSE is no longer classified as an Associate Company.

5)  SHARE CAPITAL

Authorised, Issued and Paid Up Capital

      6,945,282 A ordinary shares of $0.50 each                         3,473     3,473
      1,272,918 B ordinary shares of $0.50 each                           636       636
      1,781,800 C preference shares of $0.50 each                         891       891

      All shares issued rank equally as to dividend,
      with the C shares having preference to the
      repayment of Capital.
                                                                        5,000     5,000

F-7


                                      NOTES TO THE ACCOUNTS                           7

                                                                         1994      1993
  6)  RESERVES                                                           $000      $000
      CAPITAL
      Fixed Asset Revaluation                                   A      10,256    10,900
      Share Premium Account                                               403       403
      Capital Reserve on sale of assets                                   308       308
                                                                       10,967    11,611
      REVENUE
      Revenue Reserve                                           B         638       696
      Foreign Currency Translation Reserve                      C      (1,294)      (19)
                                                                         (656)      677

                                                                       10,311    12,288

The net movements in the Reserves are
as follows :
A) The land sold at Telford during 1994 had previously been revalued by (British pound) 153,300. Machinery was sold for a loss of $173,000.
There was also a foreign exchange loss on the UK revaluation of $52,000.

B) Grants received from the UK Government relating to development and investments in the UK.  Enterprise Zone at Telford, are amortised over the life of the assets for which the grant was earned.  During 1993/94 (British pound)33,200 was written back.

C) The Foreign Currency Translation Reserve reflects the change in the net investment in offshore subsidiaries.  The movement results from changes in exchange rates due to the strengthening of the NZ dollar.

7)  FIXED ASSETS
      Land                At Valuation                                  1,491     2,054

      Buildings           At Valuation                                 11,430     5,640
      Accumulated Depreciation                                           (334)     (211)
                          Book Value                                   11,096     5,429

      Plant & Machinery   At Cost or Valuation                         47,440    40,687
      Accumulated Depreciation                                        (19,883)  (16,070)
                          Book Value                                   27,557    24,617

      Equipment, Vehicles & Other at Cost or Valuation                  7,025     7,340
      Accumulated Depreciation                                         (3,654)   (3,905)
                          Book Value                                    3,371     3,435

      Net Carrying Value                                               43,515    35,535

Leased Assets
Included in Fixed Assets are assets costing $8,222,100 which are financed by lease arrangements.  These are made up of Land and Buildings at Atlanta costing $5,216,000
(BV = $5,216,000), Plant and Machinery costing $1,985,200 (Acc Depn = $1,058,500 BV
= $926,700) and Equipment and Vehicles costing $1,020,900 (Acc Depn = $499,000 BV
= $521,900).


F-8





                                  NOTES TO THE ACCOUNTS                    8

Valuation

Freehold Land and Buildings and major items of Plant & Machinery (Extrusion, Printing and
Conversion Machines) were revalued on 31 December 1991 by the following registered valuers:
                Edward Rushton New Zealand Ltd
                Brian Rushton Ltd (UK)
                Frank Innes Ltd (UK)
                American Appraisal Associates (USA)
These assets were revalued using the 'existing use' valuation basis.


                                                                         1994      1993
                                                                         $000      $000
8)  INVESTMENTS

      Interest in subsidiary companies at cost (Note 18)                    0         0

      Amounts due from subsidiary companies                                 0         0

      Interests in associated companies (Note 19)
                At cost                                                    16        16
                Share of increase in Net Assets                            26        37
                                                                           42        53

      Total Investments                                                    42        53



9)  ACCOUNTS RECEIVABLE

      Trade Receivables, Bills Receivable, Sundry
            Deposits and Prepayments                                   21,397    20,969
      Loans to Shareholders / Employee Trust                              257     1,399
                                                                       21,654    22,368



10) INVENTORIES

      Raw Materials                                                     4,510     5,291
      Work in Progress                                                  2,489     2,676
      Finished Goods                                                    7,491     7,139
      Goods in Transit                                                      0       173
                                                                       14,490    15,279

F-9



                                      NOTES TO THE ACCOUNTS                           9



                                                                         1994      1993
                                                                         $000      $000
  11) BANK OVERDRAFT

      Lloyd's Bank (UK)                                                 1,938     3,563
      Miscellaneous Bank Balances                                         903       304

      Secured by way of floating charges and/or
      guarantees over company undertakings.
                                                                        2,841     3,867
      Less Liquid Funds                                                (1,191)     (433)
                                                                        1,650     3,434
      Interest rates applicable to overdrafts vary
      within the range of 6.00% to 12.00%.

  12) TERM LIABILITIES AND PROVISIONS

      Hire Purchase Contracts                                             441     2,094
      Mortgages                                                             0     3,374
      Term Loans & Capitalised Leases                                  27,398    18,343
                                                                       27,839    23,811
      Term Liabilities are repayable as follows:
      Current Portion payable within 12 months                          1,562     1,052
      Long Term Portion payable after 12 months                        26,277    22,759
                                                                       27,839    23,811
      All term loans are secured by way of debenture,
      mortgage or other specific charges over assets.

      Interest rates applicable to term loans and mortgages vary within the following range:

      Term Loans            5.60% - 7.75%
      Hire Purchase         7.88% - 11.30%

      Repayable as follows:
                          One to Two Years                             18,398    17,394
                          Two to Three Years                              178     1,392
                          Three to Four Years                             160       802
                          Four to Five Years                              160       791
                          Five Years +                                  7,381     2,380
                                                                       26,277    22,759
  13) DIVIDENDS

      Interim Dividend Declared and Paid                                  750       700
      Final Dividend Proposed                                           1,250     1,100
                                                                        2,000     1,800

F-10


                                      NOTES TO THE ACCOUNTS                          10

  14) RECONCILIATION OF NET PROFIT AFTER
      TAXATION WITH CASH INFLOW FROM                                     1994      1993
      OPERATING ACTIVITIES                                               $000      $000
      Reported surplus after taxation and before including
      share of retained surplus of associate                            6,008     5,469

      Add non-cash items:
      Depreciation                                                      5,134     4,659
      Movement in deferred taxation                                       373       483
      Unrealised foreign currency translation losses                      127       725
                                                                        5,634     5,867

      Gross Cash Flow From Operating Activities                        11,642    11,336

      Movement in working capital:
      Increase (decrease) in trade creditors                            2,091    (3,626)
      Increase (decrease) in taxation payable                            (626)     (656)
      (Increase) decrease in debtors                                      714    (3,326)
      (Increase) decrease in inventory                                    789      (919)
                                                                        2,968    (8,527)


      Net Cash Inflow From Operating Activities                        14,610     2,809


  15) COMMITMENTS                                                        1994      1993
                                                                         $000      $000
      (Other than provided for in accounts)
      Contracts for capital expenditure                                 5,045       635

      Operating lease commitments
      less than one year                                                2,791     2,223
      between one and two years                                         2,428     1,915
      between two and five years                                        5,165     4,605
      greater than five years                                           9,404     7,695
                                                                       19,788    16,438

                                                                       24,833    17,073

F-11


                                      NOTES TO THE ACCOUNTS                                                    11

 16) SEGMENT INFORMATION

     Industry Segments                                Packaging        Other       Elimination     Consolidated
                                                     1994    1993   1994   1993    1994    1993    1994    1993
     External Sales                                111,944  104,513 11,349 13,623                 123,293 118,136
     Inter segment Sales                                41        0  1,161  1,384  (1,202) (1,384)      0       0
     Total Sales                                   111,985  104,513 12,510 15,007  (1,202) (1,384)123,293 118,136


     Segment Result                                  9,838    7,844  1,683  1,164                  11,521   9,008

     Unallocated Expenses & Taxation                                                               (5,513) (3,539)

     Group Operating Profit                                                                         6,008   5,469


     Segment Assets                                 72,655   65,618  3,694  3,171                  76,349  68,789

     Unallocated Assets                                                                             3,351   4,447

     Total Assets                                                                                  79,700  73,236


  Geographic Segments     New Zealand    Australia     United States    Europe        Elimination     Consolidated
                          1994   1993   1994   1993    1994    1993   1994   1993    1994    1993    1994    1993
                          $000   $000   $000   $000    $000    $000   $000   $000    $000    $000    $000    $000
   External Sales       50,847 48,375 12,075  9,503  23,737  22,536 36,634 37,722                    123,293 118,136
   Inter segment Sales  11,795 10,301      0      0       0       0    428      0 (12,223)(10,301)    0       0
   Total Sales          62,642 58,676 12,075  9,503  23,737  22,536 37,062 37,722 (12,223)(10,301)   123,293 118,136


     Segment Result      5,169  5,433    (23)   224   2,795   2,549  1,761    577       0     238      9,702   9,021

     Unallocated Expenses & Taxation                                                                  (3,694) (3,552)

     Group Operating Profit                                                                            6,008   5,469


     Segment Assets     35,530 35,624  5,279  4,584  14,989   7,648 23,902 25,380       0       0     79,700  73,236

     The group operates predominantly in one industry - packaging, and in four geographical areas- New Zealand,
Australia, United States and Europe. The packaging operations comprise the manufacture and distribution of food packaging products and plastic envelopes. The group also provides other ancillary products to industry. Intersegment sales are generally at market price and are payable on normal commercial terms and conditions.

F-12

                                      NOTES TO THE ACCOUNTS                          12


  17) CONTINGENT LIABILITIES
      There are no contingent liabilities at Balance Date.

  18) GROUP COMPANIES                 (All companies have a June Balance Date)
      Name of Company                 Principal Activity                               Percentage    Paid Up
                                                                                         Held
      Holding Company
      Trigon Industries Limited       Overall control of Group Operations                               NZ$5,000,000

      Subsidiary Companies
      Trigon Packaging Systems        Manufacture and marketing of packaging systems,     100%          NZ$400,000
      (NZ) Limited                    flexible packaging and Telflex envelopes

      Trigon Engineering Limited      Contract, develop and manufacture flexible          100%          NIL
                                      packaging systems equipment

      Danco (NZ) Limited              Manufacture of self-adhesive tapes                 95.25%         NZ$146,000

      Foreman Investments Limited     Property owning                                     100%          NZ$300,000

      Trigon Packaging Systems        European Holding Company and property owning        100%          UK(pound)575,000
      (Europe) Limited
      Trigon Packaging Systems        Manufacture and marketing of packaging systems      100%          UK(pound)100
      (UK) Limited                    and flexible packaging

      Trigon Cambridge Limited        Manufacture and marketing of envelopes in UK        100%          UK(pound)500,000

      Trigon Packaging Corporation    Manufacture and marketing of envelopes in USA       100%          US$55,000

      Trigon Verpackungssysteme       Marketing of packaging systems and flexible         100%          DM450,000
      GmbH                            packaging in Europe

      Trigon Packaging Systems        Marketing of packaging systems, flexible packaging  100%          A$50,000
      (Australia) Pty Limited         and Telflex envelopes in Australia

      Trigon Consumer Products        Non-trading                                         100%          NZ$750,000
      Limited

      Trigon Finance Limited          Non-trading                                         100%          NIL

      Tri-Vinyl Limited               Non-trading                                         100%          NZ$10,000

      Pak-Line Distributors Limited   Non-trading                                         100%          NIL

      Tri-Engle Systems Limited       Non-trading                                         100%          NZ$5,000
      (Shares owned by Trigon Packaging (NZ) Ltd)
      Balance Date = 30/06/94

  19) ASSOCIATE COMPANIES
      TIL's ownership in PSE was diluted during 1994 by way of a capital injection from other shareholders.
      Trigon did not participate in the capital injection.  As a result of this reduction PSE is no longer classified as an associate company.

F-13


                                      NOTES TO THE ACCOUNTS                          13



  20) RELATED PARTY TRANSACTIONS
      During the year there have been no material transactions with related parties.
      No related party debts have been written off or forgiven during the year.

  21) FINANCIAL INSTRUMENTS

      CREDIT RISK
      Financial instruments which potentially subject the Group to credit risk  principally consist of bank balances, debtors and financial guarantees.
      The Group performs credit evaluations on all customers requiring credit and generally does not require collateral.
      The Group continuously monitors the credit quality of the major international financial institutions that are counter parties to its off balance sheet financial instruments and does not anticipate non performance by the counter parties.
                                                                         1994      1994
      The fair value of the financial instruments as at balance date are:
                                                                       Amount     Value
                                                                        $'000     $'000
      Bank Balances                                                    (1,650)   (1,650)
      Accounts Receivable                                              21,654    21,654
      Short Term Debt                                                  (1,562)   (1,562)
      Long Term Debt                                                  (26,277)  (26,277)
      Accounts Payable                                                (14,292)  (14,292)
      Forward Exchange Contracts                                            0        10

      The following methods and assumptions were used to estimate the fair value of each class of financial instrument:

      Bank Balances, Accounts Receivable, Short Term Debt and Accounts Payable
      The carrying amounts of these balances are equivalent to their fair value.

      Long Term Debt
      The fair value of long term debt is estimated based on current market interest rates available to the
      Group for debt of similar maturities.

      Forward Exchange Contracts
      The fair value of the profit or loss of forward exchange contracts is estimated based on the quoted market price of these instruments.  Total contracts outstanding at balance date were $3,007,266.


      OFF BALANCE SHEET RISKS
      Currency and interest rate swaps may be employed to convert foreign currency borrowing into New
      Zealand dollar liabilities and to manage currency and interest rate exposure.  In addition, foreign currency forward exchange contracts and option agreements are used to manage other foreign currency exposure.  Fluctuations in foreign currency exchange rates and interest rates give rise to market risk.

      CONCENTRATION OF CREDIT RISK
      Financial instruments which potentially subject the Group to concentrations of credit risk consist principally of cash and debtors.
      Concentrations of credit risk with respect to debtors are limited due to the large number of customers included in the Group's customer base.

F-14


                                      NOTES TO THE ACCOUNTS                          14



  22) EMPLOYEE SHARE OWNERSHIP PLAN

      The company operates an Employee Share Ownership Plan (ESOP) under which current employees of the
      Trigon Group are eligible.  The ESOP consists of both custodial and beneficially held shares managed by appointed Trustees under whose control voting rights are vested.  Voting rights rank pari passu with other shares.  The directors of Trigon Industries Ltd have the power to appoint and/or remove trustees.  At June 1994 the ESOP held custodially 1,843,843 shares and beneficially 5,002 shares fully paid at a total cost of $924,423.


                                                                         1994
      Abbreviated Statement of Earnings                                 $'000
      Income
      Dividends Received                                                   55
      Interest Received from Employees                                     92
      Revenue from Share Transactions                                     694
      Total Income                                                        841

      Expenses
      Audit Fees                                                            2
      Interest Paid                                                        57
      Total Expenses                                                       59

      Net Income Before Tax                                               782
      Taxation Expense                                                     11
      Net Income After Tax                                                771

      Accumulated Funds Brought Forward                                   334
      Transfer to Reserves                                               (694)
      Accumulated Funds Carried Forward                                   411

      Abbreviated Balance Sheet
      Assets
      Shares  in Trigon Industries Ltd                                     19
      Advances to Executives                                              881
      Advance to Trigon Industries Ltd                                  1,266
      Total Assets                                                      2,166

      Liabilities
      Accruals                                                              2
      Provision for Taxation                                                7
      Provision for Diminution in Value of Shares                         447
      Total Liabilities                                                   456

      Equity Funds
      Accumulated Funds                                                   411
      General Reserve                                                   1,299
      Total Equity Funds                                                1,710

      Total Equity Funds and Liabilities                                2,166


F-15


                                      NOTES TO THE ACCOUNTS                          15



  23) SIGNIFICANT EVENTS AFTER BALANCE DATE

      On 29 November 1994 a letter of intent was signed with Sealed Air Corporation ("SAC"), a company incorporated in the United States of America, whereby SAC will acquire 100% of the shares of Trigon
      Industries Limited.  It is proposed that the sale and purchase agreement will be signed on January 10,
      1995.  The directors do not currently envisage any event occurring that will prevent the acquisition proceeding as scheduled.

      On the date of and in relation to the acquisition certain employees of Trigon Industries Limited will be entitled to compensation for loss of office.

      The consummation of the acquisition will result in the net assets of Trigon Industries Limited exceeding those at 30 June 1994.



  24) SUMMARY OF SIGNIFICANT DIFFERENCES BETWEEN NEW ZEALAND GENERALLY
      ACCEPTED ACCOUNTING PRINCIPLES AND UNITED STATES GENERALLY ACCEPTED
      ACCOUNTING PRINCIPLES

      The consolidated financial statements are prepared in accordance with accounting principles generally accepted in New Zealand ("NZ GAAP"), which differs in certain significant respects from generally accepted accounting principles in the United States("US GAAP").  The significant differences are detailed below.

      (a)  Revaluations

      Under NZ GAAP, certain properties and plant have been revalued.  Resulting changes in values are included, as Shareholders' equity, in the Asset Revaluation Reserve.  US GAAP would not allow revaluation of these assets.  Depreciation has been calculated for accounting purposes on the full revalued amount.

      (b)  Declared Dividends

      NZ GAAP requires dividends declared by the Board of Directors after the end of an accounting period, but in respect of that accounting period, to be deducted from Retained Earnings at the end of the accounting period.  Under US GAAP, such dividends are provided in the period in which they are proposed by the Board of  Directors.

      (c)  Statement of Cashflows

      Under NZ GAAP, bank overdrafts are included within cash on hand. US GAAP requires bank overdrafts to be classified as a financing activity.

      (d)  Foreign Exchange

      Under NZ GAAP, the financial statements of foreign subsidiaries, which are denominated in a foreign currency are translated into NZ dollars at the exchange rate ruling at balance sheet date.  Under US
      GAAP, the earnings statement of such financial statements would be translated at an average of the rates that prevailed during the year.

F-16


                                      NOTES TO THE ACCOUNTS                          16



      (e)  Capitalisation of Interest Cost relating to the Construction of Property, Plant and Equipment

      Under US GAAP, interest cost incurred in connection with the expenditures for the construction of fixed assets is required to be capitalised during the period required to prepare the fixed asset for its intended use.  NZ GAAP allows capitalisation of interest for a similar period but does not require capitalisation to occur.

      (f)  US GAAP and Securities Exchange Commission (SEC) Disclosures

      The financial statements have been prepared under NZ GAAP.  However, if the financial statements had been prepared to comply with US GAAP and SEC disclosure requirements, additional financial statement disclosures would need to be made.

F-17

               C O N S O L I D A T E D  S T A T E M E N T   O F   C A S H  F L O W S   17



     For the Year Ended 30 June 1994               Notes       1994         1993
                                                               $000         $000
     CASH FLOWS FROM OPERATING ACTIVITIES
     Cash was Provided From:
     Receipts from Customers                                126,699      114,882

     Cash was Applied To:
     Payments to Suppliers                                   77,815       80,009
     Payments to Employees                                   27,115       26,409
     Taxation Paid                                            3,578        3,049
     Interest Paid                                            3,581        2,606

                                                            112,089      112,073


               NET CASH FLOWS FROM OPERATING ACTIVITIES      14,610        2,809


     CASH FLOWS FROM INVESTING ACTIVITIES
     Cash was Provided From:
     Proceeds from Sale of Fixed Assets                         125          779
     Proceeds from Sale of Associate Company                      0          528
     Proceeds from Loans and Advances                             0        3,793


                                                                125        5,100

     Cash was Applied To:
     Purchase of Fixed Assets                                 8,150        8,699
     Repayment of Loans and Advances                          1,188            0
                                                              9,338        8,699


               NET CASH FLOWS FROM INVESTING ACTIVITIES      (9,213)      (3,599)


     CASH FLOWS FROM FINANCING ACTIVITIES
     Cash was Provided From:
     Finance Leases                                               0        1,576
     Sale of Shares                                           2,182            0
                                                              2,182        1,576

     Cash was Applied To:
     Finance Leases                                           3,945            0
     Dividends Paid                                           1,850        1,550
                                                              5,795        1,550

               NET CASH FLOWS FROM FINANCING ACTIVITIES      (3,613)          26



     NET INCREASE (DECREASE) IN CASH HELD                     1,784         (764)

     ADD OPENING CASH BROUGHT FOWARD                         (3,434)      (2,670)


     CLOSING CASH                                            (1,650)      (3,434)




     This statement is to be read in conjunction with the Notes on Pages 3  to 16

F-18



Auditor's Report

To the Shareholders of
Trigon Industries Limited

We have audited the financial statements on pages 1 to 17. The financial statements provide information about the past financial performance and financial position of the group as at 30 June 1994. This information is stated in accordance with the accounting policies set out on pages 3 to 4.

Directors' Responsibilities

The directors are responsible for the preparation of financial statements which comply with generally accepted accounting practice and give a true and fair view of the financial position of the group as at 30 June 1994 and of the results of its operations and cash flows for the year ended on that date.

Auditor's Responsibilities

It is our responsibility to express an independent opinion on the financial statements presented by the directors and report our opinion to you.

Basis of Opinion

An audit includes examining, on a test basis, evidence relevant to the amounts and disclosures in the financial statements. It also includes assessing:

- - -	the significant estimates and judgments made by the directors
	in the preparation of the financial statements; and

- - -	whether the accounting policies are appropriate to the group
	circumstances, consistently applied and adequately disclosed.

We conducted our audit in accordance with generally accepted auditing standards in New Zealand. We planned and performed our audit so as to obtain all the information and explanations which we considered necessary in order to provide us with sufficient evidence to give reasonable assurance that the financial statements are free from material misstatements, whether caused by fraud or error. In forming our opinion we also evaluated the overall adequacy of the presentation of information in the financial statements.

Our firm carries out other assignments for the group in the area of taxation advice. The firm has no other relationship with, or interest in, the company or any of its subsidiaries.

Unqualified Opinion

We have obtained all the information and explanations we have required.

In our opinion:

- - -	proper accounting records have been kept by the company as far
 	as appears from our examination of those records; and

- - -	the financial statements on pages 1 to 17:

- - - 	comply with generally accepted accounting practice in New
	Zealand; and

- - - 	give a true and fair view of the financial position of
     the group as at 30 June 1994 and the results of its operations and cash flows for the year ended on that date so far as concerns members of the company.

Our audit was completed on 26 August 1994 (21 December 1994 as to certain information in Notes 16, 23 and 24) and our unqualified opinion is expressed as at that date.




c/Ernst & Young
Ernst & Young
Auckland, New Zealand

F-19





Trigon Industries Limited
Consolidated Income Statement
For the quarters ended September 30, 1994 and 1993
(In thousands of New Zealand dollars)
(Prepared in accordance with New Zealand generally accepted accounting principles)
(Unaudited)


                                                      September 30,
                                                 1994              1993
Sales                                          $ 28,364          $ 28,435
Cost of sales                                    15,111            14,820

Gross profit                                     13,253            13,615
Other income                                         18               245
Total gross profit                               13,271            13,860

Overheads:
  Manufacturing                                   4,196             4,317
  Depreciation                                    1,295             1,142
  Warehouse & distribution                          639               615
  Selling & marketing                             2,237             2,262
  Administration                                  3,573             4,154
  Finance costs                                     630               566

Total overheads                                  12,570            13,056

Net income before income taxes                      701               804
Income taxes payable                                266               494

Net income after income taxes                       435               310

Less minority interests                              23                18

Net income to Trigon Industries
  on an equity basis                                412               292

Retained earnings brought forward                18,511            14,361

Retained earnings carried forward              $ 18,923          $ 14,653




See accompanying notes to unaudited interim consolidated financial information.

F-20


Trigon Industries Limited
Consolidated Balance Sheet
September 30, 1994
(In thousands of New Zealand dollars)
(Prepared in accordance with New Zealand generally accepted accounting principles)
(Unaudited)



                                                September 30, 1994
Shareholders' funds
Share capital                                       $  5,000
Reserves                                              10,193
Retained earnings                                     18,923

Total shareholders funds                              34,116
Minority interests                                       255

Shareholders equity                                   34,371

Liabilities
Accounts payable                                      13,813
Current portion term liabilities                       1,874
Provision for tax                                         95
Provision for dividend                                 1,250
Total current liabilities                             17,032

Provision for deferred tax                               555
Term liabilities and provisions                       27,236
Total liabilities                                     44,823

                                                      79,194

Assets
Cash                                                     103
Accounts receivable                                   20,151
Inventories                                           15,177
Total current assets                                  35,431

Fixed assets, net                                     43,721
Investments                                               42

Total assets                                        $ 79,194



See accompanying notes to unaudited interim consolidated financial information.


F-21



Trigon Industries Limited
Notes to Unaudited Interim Consolidated Financial Information
For the Quarters Ended September 30, 1994 and 1993
(Prepared in accordance with New Zealand generally accepted accounting principles)




(1)   Presentation of Interim Financial Statements

      The consolidated financial information presented as of September 30, 1994 and for the quarters ended September 30, 1994 and 1993 has been prepared from the books and records of Trigon Industries Limited without audit. The accounting policies used are consistent with those used in the previous published annual financial as at June 30, 1994 which were prepared in accordance with New Zealand generally accepted accounting principles.

(2)   Commitments and Contingencies

      Commitments as of September 30, 1994 are not materially different to those at June 30, 1994 other than a payment having been made for plant and equipment totaling $740,000 (New Zealand).

      No significant contingent liabilities exist at September 30, 1994.





F-22



SEALED AIR CORPORATION AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS
For the years ended December 31, 1994 and 1993
 (In thousands of U.S. dollars except share data)
(Unaudited)


                                                               1994         1993
Net sales                                                   $519,186     $451,694

Cost of sales                                                327,423      282,147

Gross profit                                                 191,763      169,547
Marketing, administrative and development
  expenses                                                   107,854       95,434

Operating profit                                              83,909       74,113
Other income (expense):
  Interest expense                                           (19,363)     (28,828)
  Other, net                                                  (3,343)         176
                                                             (22,706)     (28,652)

Earnings before taxes                                         61,203       45,461

Income taxes                                                  23,987       19,547
Earnings before cumulative effect of
  accounting change and early extinguishment
   of subordinated notes                                      37,216       25,914
Cumulative effect of accounting change                            -         1,459
Early extinguishment of subordinated notes,
  net of income taxes                                         (5,576)          -
Net earnings                                                $ 31,640     $ 27,373

Earnings (loss) per share:
     Before cumulative effect of accounting
       change and early extinguishment of
       subordinated notes                                  $   1.87      $   1.32
     Cumulative effect of accounting change                      -           0.08
     Early extinguishment of subordinated notes               (0.28)           -
     Net earnings                                          $   1.59      $   1.40

Weighted average number of common
     shares outstanding (000)                                19,942        19,584



See accompanying notes to unaudited consolidated condensed financial information.



F-23



SEALED AIR CORPORATION AND SUBSIDIARIES
CONSOLIDATED CONDENSED BALANCE SHEETS
December 31, 1994 and 1993
 (In thousands of U.S. dollars)
(Unaudited)

                                                            1994         1993

Current assets:
  Cash and cash equivalents                              $ 11,153     $ 19,392
  Accounts receivable, less allowance
    for doubtful accounts of $3,970 in
    1994 and $2,675 in 1993                                91,321       66,966
  Inventories                                              38,259       32,035
  Other current assets                                     11,098        9,768
    Total current assets                                  151,831      128,161

Property and equipment, net                               136,170      120,750
Intangible assets, net of accumulated
  amortization                                             29,357       16,538
Other assets                                               13,759       14,369
    Total assets                                         $331,117     $279,818

Liabilities and shareholders' equity (deficit)
Current liabilities:
  Notes payable and current installments
    of long-term debt                                    $ 30,508     $ 15,618
  Accounts payable                                         43,009       22,908
  Income taxes payable                                     16,577       11,040
  Accrued interest and other current
    liabilities                                            45,970       44,767
    Total current liabilities                             136,064       94,333

Long-term debt, less current installments                 155,293      190,058
Deferred credits - income taxes and other
  non-current liabilities                                  28,748       24,846
    Total liabilities                                     320,105      309,237

Shareholders' equity (deficit):
  Common stock                                                201          199
  Additional paid-in capital                              114,686      108,361
  Retained earnings (deficit)                            (106,036)    (137,676)
  Accumulated translation adjustment                        6,126        5,063
  Deferred compensation and cost of
    treasury stock                                         (3,965)      (5,366)
    Total shareholders' equity (deficit)                   11,012      (29,419)
      Total liabilities and shareholders'
        equity                                           $331,117     $279,818



See accompanying notes to unaudited consolidated condensed financial information.

F-24





SEALED AIR CORPORATION AND SUBSIDIARIES
Notes to Unaudited Consolidated Condensed Financial Information
December 31, 1994 and 1993


(1)  Principles of Consolidation

The consolidated financial statements include the accounts of Sealed Air Corporation and its subsidiaries (the "Company"). All significant intercompany transactions and balances have been eliminated in consolidation. In management's opinion, all adjustments necessary for a fair presentation of the results of operations for the year ended December 31, 1994 have been made. For further financial information refer to the Company's Annual Report on Form 10-K for the year ended December 31, 1993 and Quarterly Reports filed on Form 10-Q for the fiscal quarters ended March 31, June 30 and September 30, 1994.

(2)  Early Redemption of Subordinated Notes

On June 8, 1994, the Company entered into a credit agreement with Bankers Trust Company, as agent, and a syndicate of banks and called for redemption all of its outstanding $170,000,000 12-5/8% Senior Subordinated Notes (the "12-5/8% Notes") at a price of 104.734% of their aggregate principal amount together with accrued interest to the date of redemption. The 12-5/8% Notes were redeemed on July 8, 1994 from the proceeds of a $100 million term-loan borrowing and $78 million of revolving credit borrowings under such credit agreement. The early redemption of the 12-5/8% Notes resulted in an after-tax charge to earnings of $5,576,000, or $.28 per share, in the second quarter of 1994, reflecting the 4.734% call premium due on the redemption of the 12-5/8% Notes and the write-off of the related unamortized deferred financing costs.

(3)  Acquisitions

In May 1994, the Company acquired the outstanding capital stock of Delsopak, S.A. of France and an exclusive license and option to purchase certain patents. In July 1994, the Company acquired the outstanding capital stock of Hereford Paper and Allied Products Limited of England. In September 1994, the Company acquired the outstanding capital stock of Emballasje-Teknikk A/S of Norway. In December 1994, the Company acquired the outstanding capital stock of SPIC Srl of Italy. These transactions, each of which was effected in exchange for shares of the Company's common stock and/or cash, were not material to the Company's consolidated financial statements.



F-25



SEALED AIR CORPORATION AND SUBSIDIARIES
Unaudited Pro Forma Condensed Consolidating Statement of Earnings
For the year ended December 31, 1994
(In thousands of U.S. dollars except per share data)

The following unaudited pro forma condensed consolidated statement of earnings has been prepared as if the acquisition of Trigon
Industries Limited, discussed in Note 1 of the notes to pro forma condensed consolidating financial information, had occurred on
January 1, 1994.  This unaudited pro forma statement of earnings for the year ended December 31, 1994 combines the consolidated statement of earnings of the Company for the year ended December 31, 1994 with the consolidated income statement of Trigon
Industries Limited for the twelve months ended September 30, 1994.  The statement gives effect to adjustments necessary to account for the acquisition as a purchase.


                                                          Trigon
                                        Sealed Air       Industries    Adjustments
                                       Corporation    Limited(Note 4)    (Note 3)    Pro Forma

Net sales                                $519,186        $ 72,343       $            $591,529
                                                                             397 (b)
Cost of sales                             327,423          46,199           (515)(d)  373,504

Gross profit                              191,763          26,144            118      218,025

Marketing, administrative and                                              4,243 (b)
  development expenses                    107,854          18,600         (3,040)(d)  127,657

Operating profit                           83,909           7,544         (1,085)      90,368

Other income (expense):
  Interest expense                        (19,363)         (1,425)        (1,333)(e)  (22,121)
  Other, net                               (3,343)             62                      (3,281)
                                          (22,706)         (1,363)        (1,333)     (25,402)

Earnings before income taxes               61,203           6,181         (2,418)      64,966

Income taxes                               23,987           2,048           (119)(f)   25,916

Earnings before extraordinary item       $ 37,216        $  4,133       $ (2,299)    $ 39,050

Earnings per share before extra-
  ordinary item                          $   1.87                                    $   1.88

Weighted average number of common
  shares outstanding during the period
  and as adjusted to give effect to the
  issuance of shares for the acquisition
  of Trigon Industries Limited (000)       19,942                            883       20,825


See accompanying notes to unaudited pro forma condensed consolidating financial information.  Letter references under
"Adjustments" refer to Note 3.

F-26


SEALED AIR CORPORATION AND SUBSIDIARIES
Unaudited Pro Forma Condensed Consolidating Balance Sheet
December 31, 1994
(In thousands of U.S. dollars)


The following unaudited pro forma condensed consolidated balance sheet has been prepared as if the acquisition of Trigon
Industries Limited, discussed in Note 1 of the notes to unaudited pro forma condensed consolidating financial information, had occurred on December 31, 1994.  This balance sheet combines the consolidated balance sheet of the Company at December 31, 1994 with the consolidated balance sheet of Trigon Industries Limited at September 30, 1994, giving effect to adjustments necessary to account for the acquisition as a purchase.


                                                          Trigon
                                        Sealed Air      Industries     Adjustments
                                       Corporation    Limited(Note 4)    (Note 3)    Pro Forma
ASSETS

Current assets:
  Cash and cash equivalents             $ 11,153       $     62         $            $ 11,215

  Accounts receivable, less allowance
    for doubtful accounts                 91,321         12,146                       103,467

  Inventories                             38,259          9,147                        47,406

  Other current assets                    11,098              0                        11,098

    Total current assets                 151,831         21,355                 0     173,186

  Property and equipment at cost, net
    of accumulated depreciation and
    amortization                         136,170         21,396             5,872 (a) 163,438

  Intangible assets, net of accumu-
    lated amortization                    29,357              0            28,999 (a)  58,356

  Other assets                            13,759             25            12,798 (a)  26,582

                                        $331,117       $ 42,776          $ 47,669    $421,562


F-27
                                                                         (continued)



SEALED AIR CORPORATION AND SUBSIDIARIES
Unaudited Pro Forma Condensed Consolidating Balance Sheet (continued)




                                                          Trigon
                                        Sealed Air      Industries     Adjustments
                                       Corporation    Limited(Note 4)    (Note 3)   Pro Forma

LIABILITIES AND SHAREHOLDERS'
  EQUITY (DEFICIT)

  Notes payable and current install-
    ments of long-term debt             $ 30,508       $  1,127         $  6,630 (c) $ 38,265

  Accounts payable                        43,009          8,325                        51,334

  Accrued interest and other accrued
    liabilities                           45,970              0                        45,970

  Income taxes payable                    16,577             57                        16,634

    Total current liabilities            136,064          9,509            6,630      152,203

  Long-term debt, less current
    installments                         155,293         16,415           25,496 (a)  197,204

  Other non-current liabilities           28,748            720              154 (a)   29,622

    Total liabilities                    320,105         26,644           32,280      379,029

  Shareholders' equity:
    Common stock                             201          3,014           (3,005)(a)      210
    Additional paid-in capital           114,686            243           31,269 (a)  146,198

                                                                          (6,630)(c)
    Retained earnings (deficit)         (106,036)        13,571           (6,941)(a) (106,036)

    Accumulated translation adjustment     6,126           (850)             850 (a)    6,126
                                          14,977         15,978           15,543       46,498
  Less deferred compensation and cost
    of common stock held as treasury
    stock                                 (3,965)             0                        (3,965)
  Minority interest                            0            154             (154)(a)        0

     Shareholders' equity                 11,012         16,132           15,389       42,533

                                        $331,117       $ 42,776         $ 47,669     $421,562


See accompanying notes to unaudited pro forma condensed consolidating financial information.  Letter references under
"Adjustments" refer to Note 3.

F-28



SEALED AIR CORPORATION AND SUBSIDIARIES
Notes to Unaudited Pro Forma Condensed Consolidating Financial
Information
December 31, 1994

Note 1      Acquisition

      On January 10, 1995, Sealed Air Corporation (the "Company") acquired all of the outstanding capital stock of Trigon Industries Limited, a privately-owned, New Zealand corporation ("Trigon") in exchange for 882,930 shares of the Company's common stock at a price of approximately $35.70 per share and $25,496,000 in cash. The cash portion of the purchase price was paid by borrowings by the Company and certain of its subsidiaries under available lines of credit, including primarily borrowings under the Company's Credit Agreement dated June 8, 1994 with Bankers Trust Company, as agent, and the financial institutions party thereto (the "1994 Credit Agreement").

Note 2      Basis of Presentation

      The pro forma condensed consolidating statement of earnings for the year ended December 31, 1994 combines the consolidated statement of earnings of the Company for the year ended December 31, 1994 with the consolidated income statement of Trigon for the year ended September 30, 1994. The pro forma condensed consolidating balance sheet at December 31, 1994 combines the consolidated balance sheet of the Company at December 31, 1994 with the consolidated balance sheet of Trigon at September 30, 1994. The Trigon consolidated income statement for the year ended September 30, 1994 and the consolidated Trigon balance sheet at September 30, 1994 have been prepared in accordance with United States generally accepted accounting principles (see note 4).

Note 3      Pro Forma Adjustments

      The pro forma financial information gives effect primarily to:

(a) The preliminary allocation of the excess of the purchase price of the acquisition of Trigon over the historical net assets after payment of the pre-acquisition dividend to the Trigon shareholders. This allocation is based upon the results of studies which are in the process of being completed. The preliminary allocation is as follows (in thousands of U.S. dollars):

Purchase price                                        $57,017
Historical net assets after payment of
  a pre-acquisition dividend to the
  Trigon shareholders (see note (c))                    9,348
Excess of purchase price over historical
  net assets acquired                                  47,669

Adjustments of historical costs to fair value:
  Property and equipment                                5,872
  Non-compete agreements                               12,798
  Trademarks                                            6,079
Excess of cost over net assets acquired               $22,920


F-29



SEALED AIR CORPORATION AND SUBSIDIARIES
Notes to Unaudited Pro Forma Condensed Consolidating
Financial Information (continued)
December 31, 1994


Note 3      Pro Forma Adjustments (continued)

(b) Amortization of the excess of cost over fair value of net assets acquired to be amortized over its estimated life (20 years), amortization of trademarks acquired to be amortized over their estimated average useful lives (15 years), amortization of non-compete agreements related to the acquisition to be amortized over the lives of the agreements (5 years), and depreciation of property and equipment reflecting acquisition value.

(C)   Pre-acquisition dividend to Trigon shareholders.

(D) Specific cost reductions which management expects to realize from the combined operations of the two companies.

(E) Interest expense from the borrowings by the Company and certain of its subsidiaries, including borrowings under the 1994
Credit Agreement, used to finance the acquisition.

(F) Tax benefit of pro forma adjustments net of non-deductible charges.

                                         (continued)
F-30




SEALED AIR CORPORATION AND SUBSIDIARIES
Notes to Unaudited Pro Forma Condensed Consolidating Financial Information (continued)


Note 4 New Zealand - United States Adjustments

The reconciliation of the condensed consolidated income statement of Trigon Industries Limited prepared in accordance with New
Zealand generally accepted accounting principles (NZ GAAP) to United States generally accepted accounting principles (US GAAP) is as follows:

                               For the twelve months ended September 30, 1994
                      Trigon Industries            Trigon Industries  Trigon Industries
                          Limited                        Limited           Limited
                          NZ GAAP       Adjustments      US GAAP           US GAAP (vi)
                         (NZ $000)       (NZ $000)      (NZ $000)         (US $000)

Net sales                 124,117          1,156 (iii)   125,273            72,343

                                          15,158 (i)
                                            (659)(ii)
Cost of sales              64,816            685 (iii)    80,000            46,199

Gross profit               59,301        (14,028)         45,273            26,144

Overheads                  49,644        (49,644)(i)           0                 0

                                          32,112 (i)
Marketing, administrative                   (229)(ii)
 and development expenses       0            325 (iii)    32,208            18,600

Operating profit            9,657          3,408          13,065             7,544

Other income(expense) net:
                                          (2,481)(i)
                                              16 (ii)
 Interest expense               0             (2)(iii)    (2,467)           (1,425)
 Other, net                     0            107 (i)         107                62
                                0         (2,360)         (2,360)           (1,363)

Earnings before interest
  and taxes                 9,657          1,048          10,705             6,181

Income taxes                3,498             49 (iii)     3,547             2,048

Net income                  6,159            999           7,158             4,133



                                                         (continued)
F-31

SEALED AIR CORPORATION AND SUBSIDIARIES
Notes to Unaudited Pro Forma Condensed Consolidating Financial Information (continued)


Note 4 New Zealand - United States Adjustments (continued)

The reconciliation of the condensed consolidated balance sheet of Trigon Industries Limited prepared in accordance with New
Zealand generally accepted accounting principles (NZ GAAP) to United States generally accepted accounting principles (US GAAP) is as follows:

                                                       As of September 30, 1994
                                         Trigon                        Trigon         Trigon
                                       Industries                    Industries     Industries
                                        Limited                       Limited        Limited
                                        NZ GAAP      Adjustments      US GAAP      US GAAP(vi)
                                      (NZ $000)       (NZ $000)      (NZ $000)      (US $000)
ASSETS
Current assets:
  Cash and cash equivalents                 103                            103           62
  Accounts receivable, less
   allowance for doubtful
   accounts                              20,151                         20,151       12,146
  Inventories                            15,177                         15,177        9,147
     Total current assets                35,431              0          35,431       21,355

Property and equipment at cost,
  net of accumulated depreciation
  and amortization                       43,721         (8,220)(iv)     35,501       21,396
Other assets                                 42                             42           25
                                         79,194         (8,220)         70,974       42,776
LIABILITIES AND SHAREHOLDERS'
EQUITY
Current liabilities:
  Notes payable and current
    installments of long-term debt        1,874                          1,874        1,127
  Accounts payable                       13,813                         13,813        8,325
  Provision for dividend                  1,250         (1,250)(v)           0            0
  Income taxes payable                       95                             95           57
     Total current liabilities           17,032         (1,250)         15,782        9,509

Long-term debt, less current
  installments                           27,236                         27,236       16,415
Other non-current liabilities               555            638 (v)       1,193          720
    Total liabilities                    44,823           (612)         44,211       26,644
Shareholders' equity
  Common stock                            5,000                          5,000        3,014
  Additional paid-in capital                  0            402 (v)         402          243

                                                       (10,878)(iv)
  Reserves                               10,193            685 (v)           0            0

                                                         2,658 (iv)
  Retained earnings                      18,923            936 (v)      22,517       13,571

  Accumulated translation adjustment          0         (1,411)(v)      (1,411)        (850)
                                         34,116         (7,608)         26,508       15,978
  Minority interest                         255                            255          154
    Shareholders' equity                 34,371         (7,608)         26,763       16,132

                                         79,194         (8,220)         70,974       42,776
                                                                           (continued)
F-32




SEALED AIR CORPORATION AND SUBSIDIARIES
Notes to Unaudited Pro Forma Condensed Consolidating Financial
Information (continued)


Note 4 New Zealand - United States Adjustments (continued)

(i)   Reclassification of income and expense items to conform to US
GAAP.

(ii) Adjustment of depreciation expense related to the revaluation of property and equipment, and adjustment of depreciation expense on capitalized interest related to constructed equipment.

(iii) Adjustment to give effect to the translation of the operations of Trigon's foreign subsidiaries using a weighted average exchange rate for the period. Under NZ GAAP, such operations were translated using the closing foreign exchange rate at the end of the period.

(iv) Adjustment of cost and accumulated depreciation, net, to historical cost (under NZ GAAP property and equipment has been periodically revalued to approximate fair value) and capitalize interest related to constructed equipment, net of related accumulated depreciation.

(v) Reclassification of asset, liability and shareholders' equity items to conform to US GAAP, principally for provision for dividend and deferred revenue.

(Vi) In accordance with Financial Accounting Standards Board Statement No. 52, all balance sheet accounts are translated at the September 30, 1994 exchange rate, and income statement items are translated at a weighted average of month-end exchange rates during the twelve months ended September 30, 1994.

F-33